EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for Second Quarter Fiscal 2015

MINNEAPOLIS, April 8, 2015 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for the three and six months ended February 28, 2015. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 8.2% and 11.3% to $6,728,709 and $13,942,804, respectively, during the three and six months ended February 28, 2015 compared to the three and six months ended February 28, 2014.

  Sales of ZERUST® Industrial products increased 6.1% to $9,667,204 during the six months ended February 28, 2015 compared to $9,120,008 during the same period in fiscal 2014 due to increased demand from existing customers and the addition of new customers for both new and more established product offerings.

  Sales of ZERUST® Oil & Gas products and services increased 10.8% to $878,582 during the six months ended February 28, 2015 compared to $792,720 during the same period in fiscal 2014 due to the addition of new customers.

  Sales of Natur-Tec® products increased 56.9% to $1,920,748 during the six months ended February 28, 2015 compared to $1,224,044 during the same period in fiscal 2014 split between an increase in finished product sales in North America and in India.

  On January 2, 2015, the Company announced that, effective as of December 31, 2014, the Company terminated its joint venture agreements with Tianjin-Zerust Anticorrosion Co., Ltd. (Tianjin Zerust) in China. The Company intends to conduct future business in China through a newly formed wholly owned subsidiary, NTIC (Shanghai) Co. Ltd. (NTIC China). The Company incurred $883,000 in expenses related to the termination of its joint venture relationship with Tianjin Zerust in China and the formation of NTIC China during the six months ended February 28, 2015. The Company recently commenced litigation against its former Chinese joint venture partner seeking, among other things, an orderly liquidation of Tianjin Zerust.

  Joint venture operating income decreased 11.2% to $6,209,862 during the six months ended February 28, 2015 compared to $6,990,518 during the same period in fiscal 2014, primarily as a result of the termination of the joint venture agreements with NTIC's former joint venture in China, Tianjin Zerust. Fees for services provided to joint ventures decreased to $3,128,530 for the six months ended February 28, 2015 compared to $4,167,319 for the six months ended February 28, 2014. Equity in income of joint ventures increased to $3,081,332 during the six months ended February 28, 2015 compared to $2,823,199 during the six months ended February 28, 2014. Overall, total sales by joint ventures were $52,178,238 during the six months ended February 28, 2015 compared to $58,050,376 for the six months ended February 28, 2014 primarily as a result of the termination of our joint venture arrangement in China. This decrease also was due to a significant weakening of the Euro compared to the U.S. dollar in recent months as well as, to a much smaller degree, the sale of NTIC's ownership interest in Mütec GmbH.

  Net income attributable to NTIC decreased 53.3% to $879,621, or $0.19 per diluted common share, for the six months ended February 28, 2015 compared to $1,883,360, or $0.41 per diluted common share, for the six months ended February 28, 2014.

"We were pleased to see continued sales growth in our core businesses during the second fiscal quarter. Unfortunately, much of this gain was offset by the added expenses we incurred over the past few months starting up NTIC China and terminating our former joint venture relationship in China," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "As we clear these hurdles, we anticipate continued growth in all of our business units - especially in China - in the near future."

NTIC's consolidated net sales increased 8.2% and 11.3% to $6,728,709 and $13,942,804, respectively, during the three and six months ended February 28, 2015 compared to the three and six months ended February 28, 2014. NTIC's consolidated net sales excluding NTIC's joint ventures increased 8.5% and 12.1% to $5,995,543 and $12,476,534, respectively, during the three and six months ended February 28, 2015 compared to the same respective prior fiscal year periods. These increases were primarily a result of increased demand and sales of ZERUST® rust and corrosion inhibiting packaging products and services and Natur-Tec® products. Net sales to joint ventures increased 6.0% and 5.1% to $733,166 and $1,466,270 during the three and six months ended February 28, 2015, respectively, compared to the same respective prior fiscal year periods.

The following table sets forth NTIC's net sales by product category for the three and six months ended February 28, 2015 and 2014 by segment:

	Three Months Ended		Six Months Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
ZERUST® sales	$ 5,783,985	$ 5,555,051	$ 12,022,056	$ 11,304,064
Natur-Tec® sales	944,724	663,957	1,920,748	1,224,044
Total net sales	$ 6,728,709	$ 6,219,008	$ 13,942,804	$ 12,528,108

During the three and six months ended February 28, 2015, 86.0% and 86.2% of NTIC's consolidated net sales, respectively, were derived from sales of ZERUST® products and services, which increased 4.1% and 6.4% to $5,783,985 and $12,022,056 during the three and six months ended February 28, 2015, respectively, compared to $5,555,051 and $11,304,064 during the three and six months ended February 28, 2014, respectively, due to increased demand from existing customers and the addition of new customers. NTIC has strategically focused its sales efforts for ZERUST® products and services on customers with sizeable corrosion problems in industry sectors that offer sizable growth opportunities, including the oil and gas sector.

The following table sets forth NTIC's net sales of ZERUST® products for the three and six months ended February 28, 2015 and 2014:

	Three Months Ended
	February 28,	February 28,	$	%
	2015	2014	Change	Change
ZERUST® industrial net sales	$ 4,674,429	$ 4,463,169	$ 211,260	4.7%
ZERUST® joint venture net sales	733,166	689,772	43,394	6.3%
ZERUST® oil & gas net sales	376,390	402,110	(25,720)	(6.4%)
Total ZERUST® net sales	$ 5,783,985	$ 5,555,051	$ 228,934	4.1%

	Six Months Ended
	February 28,	February 28,	$	%
	2015	2014	Change	Change
ZERUST® industrial net sales	$ 9,677,204	$ 9,120,008	$ 557,196	6.1%
ZERUST® joint venture net sales	1,466,270	1,391,336	74,934	5.4%
ZERUST® oil & gas net sales	878,582	792,720	85,862	10.8%
Total ZERUST® net sales	$ 12,022,056	$ 11,304,064	$ 717,992	6.4%

Mr. Lynch added, "The rapid decline in global oil prices will likely reduce a portion of our ZERUST® industrial raw material costs. As the same time, key prospective ZERUST® clients in the oil and gas industry may decide to review their maintenance budgets in the coming months. In this event, we expect asset preservation to take precedence over asset expansion, keeping the performance of our ZERUST® Oil & Gas team in line with expectations. At the same time, our Natur-Tec® business has continued to grow according to plan in both the U.S. and India."

During the three and six months ended February 28, 2015, 14.0% and 13.8% of NTIC's consolidated net sales, respectively, were derived from sales of Natur-Tec® products, which increased 42.3% and 56.9% to $944,724 and $1,920,748 during the three and six months ended February 28, 2015, respectively, compared to the three and six months ended February 28, 2014. This increase was split between an increase in finished product sales in North America and finished product sales through Natur-Tec India, which subsidiary did not exist during the same periods in fiscal 2014.

Cost of goods sold increased 15.0% and 15.3% for the three and six months ended February 28, 2015, respectively, compared to the three and six months ended February 28, 2014 primarily as a result of increased net sales. Cost of goods sold as a percentage of net sales increased to 69.2% during the three months ended February 28, 2015 compared to 65.2% the three months ended February 28, 2014 and increased to 67.9% during the six months ended February 28, 2015 compared to 65.5% during the six months ended February 28, 2014. These increases were primarily the result of increased sales during the current fiscal year periods of Natur-Tec® products which carry lower margins than other traditional ZERUST® products. NTIC anticipates that due to the change in China operations, NTIC's costs of goods sold will increase in future periods compared to the prior fiscal year periods.

NTIC's total operating expenses increased to $8,912,864 during the six months ended February 28, 2015 compared to $8,141,229 for the six months ended February 28, 2014 primarily as a result of expenses related to the formation and establishment of NTIC China and the termination of NTIC's joint venture relationship in China. NTIC incurred $883,000 of direct expenses during the six months ended February 28, 2015 related to the termination of its joint venture agreements with Tianjin Zerust and the formation of NTIC China. These expenses consisted primarily of legal expenses and personnel expenses associated with the establishment of the subsidiary and the hiring of new personnel.

Net income attributable to NTIC decreased 53.3% to $879,621, or $0.19 per diluted common share, for the six months ended February 28, 2015 compared to $1,883,360, or $0.41 per diluted common share, for the six months ended February 28, 2014.

As of February 28, 2015, NTIC's working capital was $17,839,603, including $3,365,389 in cash and cash equivalents and $3,524,985 in available for sale securities, compared to $17,853,311 at August 31, 2014, including $2,477,017 in cash and cash equivalents and $5,519,766 in available for sale securities.

Outlook

For the fiscal year ending August 31, 2015, NTIC continues to expect its net sales to be in the estimated range of $32 to $34 million; however, there are still significant uncertainties in this estimate due to the recent formation and establishment of NTIC China. NTIC anticipates that it will be in a position to better update its net sales guidance after its third quarter of fiscal 2015. NTIC expects net income of between $2.8 to $3.1 million, or between $0.62 and $0.68 per diluted share, but this estimate is also subject to significant uncertainties related to NTIC's new operations in China. NTIC anticipates updating this guidance as well after its third quarter of fiscal 2015.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2015 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 19902832.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its financial guidance for fiscal 2015, NTIC's anticipated continued strong growth in its business units and China, the effect of declining global oil prices on raw material costs and sales of NTIC's oil and gas products and other statements that can be identified by words such as "believes," "continues," "expects," "anticipates," "intends," "potential," "outlook," "will," "may,""would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect on NTIC's business and operating results of the termination of NTIC's joint venture relationship in China and NTIC's decision sell its products and services directly in China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its pending litigation against its former Chinese joint venture partner and the anticipated liquidation of Tianjin Zerust; NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; NTIC's dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC's other joint ventures on NTIC's business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; potential litigation; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2015 (UNAUDITED)
AND AUGUST 31, 2014 (AUDITED)
	February 28, 2015	August 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 3,365,389	$ 2,477,017
Available for sale securities	3,524,985	5,519,766
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $40,000 at February 28, 2015 and August 31, 2014, respectively	3,623,418	3,596,247
Trade joint ventures	784,732	951,286
Fees for services provided to joint ventures	1,484,058	2,612,899
Income taxes	275,352	762
Inventories	5,981,435	5,961,399
Prepaid expenses	551,816	411,226
Deferred income taxes	789,364	789,364
Total current assets	20,380,549	22,319,966

PROPERTY AND EQUIPMENT, NET	7,091,428	6,477,987

OTHER ASSETS:
Investments in joint ventures	18,377,038	22,961,989
Investments at carrying value	1,883,668	—
Deferred income taxes	943,279	943,279
Patents and trademarks, net	1,260,574	1,197,700
Other	167,965	156,854
Total other assets	22,632,524	25,259,822
Total assets	$ 50,104,501	$ 54,057,775

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,543,721	$ 2,225,029
Accrued liabilities:
Payroll and related benefits	554,774	1,847,246
Deferred joint venture royalties	288,000	288,000
Other	154,451	106,380
Total current liabilities	2,540,946	4,466,655

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,523,160 and 4,504,552, respectively	90,463	90,092
Additional paid-in capital	13,059,404	12,676,546
Retained earnings	33,612,921	32,733,300
Accumulated other comprehensive (loss) income	(2,719,047)	253,925
Stockholders' equity	44,043,141	45,753,863
Non-controlling interest	3,519,814	3,837,257
Total equity	47,563,555	49,591,120
Total liabilities and equity	$ 50,104,501	$ 54,057,775

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2015 AND 2014

	Three Months Ended		Six Months Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
NET SALES:
Net sales, excluding joint ventures	$ 5,995,543	$ 5,527,366	$ 12,476,534	$ 11,132,384
Net sales, to joint ventures	733,166	691,642	1,466,270	1,395,724
Total net sales	6,728,709	6,219,008	13,942,804	12,528,108

Cost of goods sold	4,657,740	4,051,833	9,464,351	8,209,864
Gross profit	2,070,969	2,167,175	4,478,453	4,318,244

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,474,649	1,395,451	3,081,332	2,823,199
Fees for services provided to joint ventures	994,860	2,057,671	3,128,530	4,167,319
Total joint venture operations	2,469,509	3,453,122	6,209,862	6,990,518

OPERATING EXPENSES:
Selling expenses	1,339,441	1,291,316	2,734,328	2,610,202
General and administrative expenses	1,552,861	1,209,933	3,091,123	2,597,429
Expenses incurred in support of joint ventures	656,127	366,469	1,183,244	695,733
Research and development expenses	854,256	1,099,345	1,904,169	2,237,865
Total operating expenses	4,402,685	3,967,063	8,912,864	8,141,229

OPERATING INCOME	137,793	1,653,234	1,775,451	3,167,533

INTEREST INCOME	2,434	2,570	17,561	4,359
INTEREST EXPENSE	(3,223)	(11,976)	(8,228)	(25,646)
OTHER INCOME	2,145	—	2,145	—

INCOME BEFORE INCOME TAX EXPENSE	139,149	1,643,828	1,786,929	3,146,246

INCOME TAX EXPENSE	197,614	259,759	381,298	457,759

NET (LOSS) INCOME	(58,465)	1,384,069	1,405,631	2,688,487

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	70,179	359,025	526,010	804,857

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$ (128,644)	$ 1,025,044	$ 879,621	$ 1,883,630

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$ (0.03)	$ 0.23	$ 0.20	$ 0.42
Diluted	$ (0.03)	$ 0.22	$ 0.19	$ 0.41

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,522,514	4,434,837	4,516,311	4,434,770
Diluted	4,522,514	4,579,603	4,655,792	4,566,103
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600